As filed with the Securities and Exchange Commission on November 8, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
under
the Securities Act of 1933
WESTINGHOUSE AIR BRAKE TECHNOLOGIES
CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	25-1615902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
30 Isabella Street
Pittsburgh, Pennsylvania 15212
(412) 825-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David L. DeNinno, Esq.
Executive Vice President, General Counsel and Secretary
Westinghouse Air Brake Technologies Corporation
30 Isabella Street
Pittsburgh, Pennsylvania 15212
(412) 825-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a Copy to:
Peter E. Devlin
Jones Day
250 Vesey Street
New York, New York 10281
(212) 326-3978
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices*	State or Other Jurisdiction Of Incorporation	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code
GE Transportation, a Wabtec Company	Delaware	83-0543909	3743
RFPC Holding Corp.	Delaware	51-0345158	3743
Transportation IP Holdings, LLC	Delaware	06-1554217	3743
Transportation Systems Services Operations Inc.	Nevada	06-1105824	3743
Wabtec Components LLC	Delaware	36-2704499	3743
Wabtec Holding, LLC	Delaware	23-2870660	3743
Wabtec Railway Electronics Holdings, LLC	Delaware	N/A	3743
Wabtec Transportation Systems, LLC	Delaware	N/A	3743
*
The address, including zip code, and telephone number, including area code, of each additional registrant is c/o David L. DeNinno, Esq., Executive Vice President, General Counsel and Secretary, Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, Pennsylvania 15212, telephone number (412) 825-1000. The name, address, including zip code, and telephone number, including area code, of the agent for service for each additional registrant is David L. DeNinno, Esq., Executive Vice President, General Counsel and Secretary, Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, Pennsylvania 15212, telephone number (412) 825-1000.

Prospectus

Westinghouse Air Brake Technologies Corporation
Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Purchase Contracts
Units

We may offer to sell from time to time, in one or more classes or series, debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units, or any combination of these securities. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for our common stock, preferred stock or other securities or debt or equity securities of one or more other entities. Certain of our direct and indirect subsidiaries may guarantee our debt securities and such guarantees of debt securities may be sold in combination with any of the other securities listed above.
Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “WAB.” If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered and the specific manner in which they may be offered will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that contains a description of those securities.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. If any offering involves underwriters, dealers or agents, arrangements with them will be described in a prospectus supplement relating to that offering.
You should consider carefully the “Risk Factors” described on page 2 and in any applicable prospectus supplement before investing in any of our securities offered by this prospectus or any prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic “shelf” registration process. Under this shelf registration process, we may sell from time to time any securities described in this prospectus, individually or in any combination, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may change after that date. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain or incorporate by reference specific information about the terms of that offering. Each prospectus supplement also may add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement, together with the additional information described below under “Where You Can Find More Information.”
No person has been authorized to give any information or to make any representations, other than as contained or incorporated by reference in this prospectus, and, if given or made, we and any underwriter, agent, dealer or remarketing firm take no responsibility for such information or representations. Neither the delivery of this prospectus nor any sale made under this prospectus shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is an unlawful to make such offer or solicitation.
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WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet address is http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange, and our reports and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our Internet address is http://www.wabtec.com. The information on our Internet site is not a part of this prospectus.
Incorporation by Reference
The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus and any prospectus supplement, including through information subsequently incorporated by reference. Some information that we file with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.
We incorporate by reference the following documents that we have filed with the SEC and any filings that we make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities covered by this prospectus, including between the date of this prospectus and the date on which any offering of securities under this prospectus is terminated, except as noted in the paragraph below:
Our SEC Filings (File No. 1-12001)	Period for or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2022
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2023, June 30, 2023 and September 30, 2023
Current Reports on Form 8-K	February 14, 2023 and May 19, 2023
The portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act	April 5, 2023
The description of the Company’s Common Stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, including Exhibit 4.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent amendments or reports filed for the purpose of updating such description
May 19, 1995 (P)
Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or into this prospectus.
Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract, agreement or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the exhibits to the registration statement of which this prospectus is a part.
Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the
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extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus. Requests should be directed to: Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, Pennsylvania 15212, Attention: Corporate Secretary; telephone number: (412) 825-1000. You also may review a copy of the registration statement and its exhibits through the SEC’s Internet site, http://www.sec.gov.
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SUMMARY
This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus, as further described above under “Where You Can Find More Information.” This summary does not contain all of the information that you should consider before investing in any securities being offered by this prospectus. We urge you to carefully read this entire prospectus, the documents incorporated by reference into this prospectus and any applicable prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in any applicable prospectus supplement or in documents incorporated by reference in this prospectus. References to “Wabtec,” the “registrant,” “we,” “our,” “us” and similar terms mean Westinghouse Air Brake Technologies Corporation and its consolidated subsidiaries, unless the context requires otherwise.
Westinghouse Air Brake Technologies Corporation
We are one of the world’s largest providers of value-added, technology-based locomotives, equipment, systems and services for the global freight rail and passenger transit industries, and also serves customers in the mining, marine, and industrial markets. Our highly engineered products, which are intended to enhance safety, improve productivity and reduce maintenance costs for customers, can be found on most locomotives, freight cars, passenger transit cars and buses around the world. Our core products and services are essential in the safe and efficient operation of freight rail and passenger transit vehicles. Wabtec is a global company with operations in over 50 countries and our products can be found in more than 100 countries throughout the world.
We are a Delaware corporation with our principal executive offices located at 30 Isabella Street, Pittsburgh, Pennsylvania 15212. Our telephone number is (412) 825-1000.

RISK FACTORS
Investing in our securities involves risks. Before deciding whether to purchase any of our securities, you should carefully consider the risks involved in an investment in our securities, as set forth in Item 1A, Risk Factors, in our Annual Report on Form 10-K for our fiscal year ended December 31, 2022, as updated in our Quarterly Reports on Form 10-Q, and the other risks described in any applicable prospectus supplement or in any of the documents incorporated by reference in this prospectus. The risks and uncertainties that we discuss in any document incorporated by reference in this prospectus are those that we believed as of the date of the document to be risks which may materially affect our company. Additional risks and uncertainties not then known to us or that we then believed to be immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS
You should carefully review the information contained in or incorporated by reference into this prospectus. In this prospectus and the documents incorporated herein by reference, statements that are not reported financial results or other historical information are “forward-looking statements.” Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on our management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.
You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” and similar expressions in connection with any discussion of future operating or financial performance.
We cannot guarantee that any forward-looking statements will be realized, although we believe that we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Among others, the factors discussed in the “Risk Factors” sections of our Annual Report on Form 10-K for our fiscal year ended December 31, 2022 and any of our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K could cause actual results to differ from those in forward-looking statements included in or incorporated by reference into this prospectus or that we otherwise make. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others:
Economic and industry conditions
•
changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, inflation, supply chain disruptions, foreign currency exchange, and industry consolidation;

•	prolonged unfavorable economic and industry conditions in the markets served by us, including North America, South America, Europe, Australia, Asia and Africa;
•	decline in demand for freight cars, locomotives, passenger transit cars, buses and related products and services;
•	reliance on major original equipment manufacturer customers;
•	original equipment manufacturers’ program delays;
•	demand for services in the freight and passenger rail industry;
•	demand for our products and services;
•
orders either being delayed, cancelled, not returning to historical levels or being reduced, and/or economic conditions affecting the ability of our customers to pay timely for goods and services delivered;

•	consolidations in the rail industry;
•	continued outsourcing by our customers;
•	industry demand for faster and more efficient braking equipment;
•	fluctuations in interest rates and foreign currency exchange rates;
•	availability of credit or difficulty in obtaining debt or equity financing; or
•
changes in market consensus as to what attributes are required for projects to be considered “green” or “sustainable” or negative perceptions regarding determinations in such regard with respect to our Green Finance Framework;

Operating factors
•	supply disruptions;
•	technical difficulties;

•	changes in operating conditions and costs;
•	increases in raw material costs;
•	successful introduction of new products;
•	performance under material long-term contracts;
•	labor availability and relations;
•
the outcome of our existing or any future legal proceedings, including litigation involving our principal customers and any litigation with respect to environmental matters, asbestos-related matters, pension liabilities, warranties, product liabilities, competition and anti-trust matters or intellectual property claims;

•	completion and integration of acquisitions;
•	the development and use of new technology; or
•	cybersecurity and data protection risks;
Competitive factors
•	the actions of competitors; or
•	the outcome of negotiations with partners, suppliers, customers or others;
Political/governmental factors
•	political stability in relevant areas of the world, including the impacts of war, conflicts, global military action, and acts of terrorism;
•	future regulation/deregulation of our customers and/or the rail industry;
•	levels of governmental funding on transit projects, including for some of our customers;
•	political developments and laws and regulations, including those related to Positive Train Control;
•	federal and state income tax legislation;
•	sanctions imposed on countries and persons; or
•	the outcome of negotiations with governments;
Natural hazards / health crises
•	impacts of climate change, including evolving climate change policy;
•	disruptive natural hazards, including earthquakes, fires, floods, tornadoes, hurricanes or weather conditions;
•	epidemics, pandemics (including the COVID-19 pandemic), or similar public health crises;
•	deterioration of general economic conditions as a result of natural hazards or health crises;
•	shutdown of one or more of our operating facilities as a result of natural hazards and health crises; or
•	supply chain and sourcing disruptions as a result of natural hazards and health crises.
Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider, and should not place undue reliance on, any forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities. Our general corporate purposes include, but are not limited to, repayment, redemption or refinancing of debt, capital expenditures, investments in or loans to subsidiaries and joint ventures, funding of acquisitions, working capital, contributions to one or more of our pension plans, satisfaction of other obligations and repurchase of our outstanding debt or equity securities. Pending any such use, the net proceeds from the sale of the securities may be invested in short-term, investment grade, interest-bearing instruments. We will include a more detailed description of the use of proceeds of any specific offering in the applicable prospectus supplement relating to an offering of securities under this prospectus.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time under this prospectus. The financial terms and other specific terms of the debt securities being offered will be described in a prospectus supplement relating to the issuance of those securities. Those terms may vary from the terms described here. Although the debt securities that we may offer include debt securities denominated in U.S. dollars, we also may choose to offer debt securities in any other currency, including the euro. Any debt securities issued by us may be guaranteed by one or more of our direct and indirect subsidiaries named as co-registrants in the registration statement of which this prospectus is a part (collectively, the “Subsidiary Guarantors”).
The debt securities are governed by documents called “indentures.” The indentures are contracts between us and a financial institution acting as the trustee. The trustee has two main roles. First, under certain circumstances, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee may act on your behalf, as described under “— Events of Default — Remedies If an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
Because this section is a summary, it does not describe every aspect of the debt securities that we may offer pursuant to this prospectus. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities, the relevant indenture and any relevant supplemental indenture described in the related prospectus supplement, including definitions used in the relevant indenture and any relevant supplemental indenture. The particular terms of the debt securities that we may offer under this prospectus, the relevant indenture and any relevant supplemental indenture may vary from the terms described below.
General
The debt securities that we may offer under this prospectus will be either senior debt securities or subordinated debt securities. We may issue senior debt securities under one or more senior indentures among us, any applicable Subsidiary Guarantor and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, including an existing Indenture, dated as of August 8, 2013, which we refer to in this prospectus as the existing indenture. In this prospectus, we refer to any indenture pursuant to which senior debt securities offered under this prospectus may be issued, including the existing indenture, as any such indenture may be supplemented, as a senior indenture. We may issue subordinated debt securities under one or more subordinated indentures among us, any applicable Subsidiary Guarantor and Computershare Trust Company, N.A., as trustee. In this prospectus, we refer to any indenture pursuant to which subordinated debt securities offered under this prospectus may be issued, as any such indenture may be supplemented, as a subordinated indenture. Senior indentures and subordinated indentures are sometimes referred to collectively in this prospectus as indentures.
The existing indenture is, and any other indenture will be, governed by New York law. Copies of the existing indenture and forms of a senior indenture and a subordinated indenture pursuant to which we may issue debt securities that are offered under this prospectus have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of these indentures.
We may offer the debt securities from time to time in as many distinct series as we may choose. All debt securities will be direct, unsecured obligations of ours. Any senior debt securities that we offer under this prospectus will have the same rank as all of our other unsecured and unsubordinated debt. Any subordinated debt securities that we offer under this prospectus will be subordinate in right of payment to our senior indebtedness. The existing indenture does not, and any other indenture may not, limit either the amount of debt that we may issue thereunder or the amount of other unsecured debt or other securities that we or our subsidiaries may issue.
Our primary sources of payment for our payment obligations under the debt securities will be revenues from our operations and investments and cash distributions from our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on debt securities issued by us or to make funds available to us, except to the extent that they have agreed to guarantee such obligations of ours. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The existing indenture does not, and any other indenture may not, restrict our subsidiaries from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to us.

To the extent that we must rely on cash from our subsidiaries to pay amounts due on the debt securities, the debt securities will be effectively subordinated to all liabilities, including their trade payables, of our subsidiaries (other than subsidiaries that guarantee the debt securities). This means that such subsidiaries may be required to pay all of their creditors in full before their assets are available to us. Even if we are recognized as a creditor of such subsidiaries, our claims would be effectively subordinated to any security interests in their assets and also could be subordinated to some or all other claims on their assets and earnings.
Other than the restrictions described below or any restrictions described in an applicable prospectus supplement, the existing indenture does not, and any other indenture and the debt securities that we may offer under this prospectus will not, contain any covenants or other provisions designed to protect holders of the debt securities if we participate in a highly leveraged transaction.
You should look in the applicable prospectus supplement for the following terms of the debt securities being offered:
•	the title of the debt securities;
•	if other than U.S. currency, the currency in which the debt securities may be purchased and the currency in which principal, premium, if any, and interest will be paid;
•	the total principal amount of the debt securities;
•	the price at which the debt securities will be issued;
•	the date or dates on which the debt securities will mature and the right, if any, to extend the maturity date or dates;
•	the annual rate or rates, if any, at which the debt securities will bear interest, including the method of calculating interest if a floating rate is used;
•
the date or dates from which the interest will accrue, the interest payment dates on which the interest will be payable or the manner of determination of the interest payment dates and the record dates for the determination of holders to whom interest is payable;

•	the place or places where principal, premium, if any, and interest will be payable;
•	any redemption, repayment or sinking fund provision;
•	the application, if any, of defeasance provisions to the debt securities;
•	if other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity of the debt securities;
•
any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, repurchase or repayment;

•
the form of debt securities, including whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	if the amount of payments of principal, premium, if any, or interest on the debt securities may be determined by reference to an index, the manner in which that amount will be determined;
•
whether the debt securities will be guaranteed by one or more of the Subsidiary Guarantors and, if so, the identity of the applicable Subsidiary Guarantors and whether any subordination provisions or other limitations are applicable to any such guarantees;

•	any additional covenants applicable to the debt securities;
•	any additional events of default applicable to the debt securities;
•	the terms of conversion, if applicable;
•	the terms of subordination of the debt securities, if applicable;
•	any material provisions described in this prospectus that do not apply to the debt securities; and
•
any other material terms of the debt securities, including any additions, deletions or other changes to the terms described in this prospectus, and any terms which may be required by or advisable under applicable laws or regulations.

In addition to the debt securities that we may offer pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under documentation that is not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.
Debt Guarantees
Debt securities offered by us may be guaranteed by one or more of the Subsidiary Guarantors. The Subsidiary Guarantors are named as co-registrants in the registration statement of which this prospectus is a part. Any guarantee of debt securities offered by us will be set forth in the applicable indenture or a related supplemental indenture and described in an applicable prospectus supplement. The payment obligations of any Subsidiary Guarantor will rank equal in right of payment to all exiting and future senior indebtedness of such Subsidiary Guarantor, senior in right of payment to all expressly subordinated indebtedness of such Subsidiary Guarantor, effectively subordinate to all existing and future secured indebtedness of such Subsidiary Guarantor to the extent of the value of the collateral securing such indebtedness, and structurally subordinate to all existing and future Indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to such Subsidiary Guarantor).
Original Issue Discount
Any series of debt securities offered under this prospectus may be sold at a substantial discount below its stated principal amount, bearing no interest or bearing interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.
Restrictive Covenants
The existing indenture contains, and any other indenture may contain, certain covenants for the benefit only of holders of the debt securities governed by the applicable indenture. The covenants summarized below will apply to each series of debt securities issued pursuant to any of the indentures as long as any of those debt securities are outstanding, unless waived, amended or the applicable prospectus supplement states otherwise.
Payment. We will duly and punctually pay the principal of and premium, if any, and interest on the debt securities in accordance with the terms of such debt securities and the applicable indenture. Unless otherwise provided in the applicable prospectus supplement, at or before 10:00 a.m., New York City time, on the applicable payment date, redemption date or repurchase date, the Company shall deposit with the paying agent money sufficient to pay the principal of, and premium, if any, and interest on, the debt securities in accordance with the terms of such securities and the indenture.
Subject to the requirements of any applicable abandoned property laws, the trustee and the paying agent shall pay to the Company upon written request any money held by them for the payment of principal, premium (if any), or interest on any debt security that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, the holder of that debt security must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person (as defined below), and all liability of the trustee and the paying agent with respect to such money shall cease.

Merger and Consolidation. We may not consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or any other entity, including any government or any agency or political subdivision thereof (each, a “Person”), unless:
•
either (i) we are the surviving corporation or (ii) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States or, if such Person is not a corporation, a co-obligor of the outstanding debt securities issued under the applicable indenture is a corporation organized under any such laws, and any such resulting, surviving or transferee entity expressly assumes the Company’s obligations under the applicable indenture and the outstanding debt securities issued under the applicable indenture, by a supplemental indenture to which we are a party;

•
there is no default or event of default that shall have ocurred or be continuing under the applicable indenture immediately after giving effect to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal; and

•
the resulting or transferee entity shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal complies with the applicable indenture.

Upon such a succession described in clause (ii) of the first bullet above and compliance with the second and third bullets above, we will be relieved from any further obligations under the applicable indenture.
Waiver of Certain Covenants. Unless otherwise provided in an applicable prospectus supplement, we may, with respect to the debt securities of any series, omit to comply with any covenant provided in the terms of those debt securities if, before the time for such compliance, holders of at least a majority in principal amount of the outstanding debt securities of that series waive such compliance in that instance or generally.
Events of Default
You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection. Unless described otherwise in an applicable prospectus supplement, the term “Event of Default” means any of the following with respect to an issue of debt securities offered under this prospectus:
•	we fail to pay any interest on an issue of debt securities within 30 days after such interest becomes due and payable by the terms of that issue of debt securities;
•	we fail to pay principal of (or premium, if any), on an issue of debt securities at maturity, or if applicable, the redemption price, when due and payable;
•
we fail to pay any sinking fund installment on an issue of debt securities when it becomes due and payable by the terms of that issue of debt securities, and such default continues for 30 days of such installment becoming due and payable;

•
we or any Subsidiary Guarantor, if applicable, fail to comply with any of the covenants or agreements in the applicable debt securities or indenture (other than a covenant or agreement that we have included in the applicable indenture solely for the benefit of another series of debt securities issued under that indenture) for 90 days after there has been given, by registered or certified mail, to us by the trustee or the holders of at least 25% in principal amount of all outstanding debt securities of a series of debt securities affected by that failure, a written notice specifying the failure and requiring it to be remedied and stating that such notice is a “Notice of Default” under the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization occur;
•
to the extent applicable, and except as may otherwise be permitted by the applicable indenture, if any guarantee of the applicable series of debt securities is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under the guarantee of the applicable series of debt securities; or

•	any other Event of Default described in the applicable prospectus supplement occurs.

Remedies If an Event of Default Occurs. Unless provided otherwise in an applicable prospectus supplement, if an Event of Default, other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization, has occurred and continues with respect to an issue of debt securities, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may require us to pay immediately the principal amount of all of the debt securities of the affected series plus accrued and unpaid interest on such securities. This is called a “declaration of acceleration of maturity.” If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization has occurred and continues with respect to an issue of debt securities, the principal amount of all of the debt securities of the affected series plus accrued and unpaid interest on such securities will become immediately due and payable without any action on the part of the trustee or the holders of such debt securities. Under some circumstances, a declaration of acceleration of maturity may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of that series.
The trustee under the existing indenture generally is not, and the trustee under any other indenture generally will not be, required to take any action under that indenture at the request of any holders unless one or more of the holders has provided to the trustee security or indemnity reasonably satisfactory to it.
The holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that (i) such direction is not in conflict with any rule of law or with the applicable indenture, (ii) the trustee may take any other action deemed proper by the trustee which is not inconsistent with that direction and (iii) the trustee has the right to decline to follow the direction if the trustee in good faith determines that the proceeding so directed would expose the trustee to personal liability or that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such direction.
The holders of a majority in principal amount of the outstanding debt securities of the relevant series may, on behalf of the holders of all of the debt securities of that series, waive certain past defaults under the applicable indenture with respect to that series and its consequences.
If an Event of Default occurs and is continuing regarding a series of debt securities, the applicable trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of that series.
Before any holder of any series of debt securities may pursue any remedy under the applicable indenture, except enforcement of any overdue payment regarding a series of debt securities, the holders of at least 25% in principal amount of the outstanding debt securities of that series must request the trustee to take action by giving the trustee a written notice of a continuing Event of Default for such series of debt securities. Holders must also furnish to the trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities which might be incurred by the trustee for taking such action. The trustee must also fail to act for a period of 60 days after receipt of notice and furnishing of indemnity and, during that 60-day period, the holders of a majority in principal amount of the outstanding debt securities of such series must not give the trustee a direction inconsistent with the request.
“Street Name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the applicable trustee and to make or cancel a declaration of acceleration.
We will furnish every year to the trustee under each indenture a written statement of certain of our officers certifying, among other things, that, to their knowledge, we are in compliance with that indenture and the debt securities offered pursuant to that indenture, or else specifying any default.
An Event of Default regarding one series of debt securities issued under an indenture is not necessarily an Event of Default regarding any other series of debt securities issued under that indenture or otherwise.

Satisfaction and Discharge; Defeasance and Covenant Defeasance
The following discussion of satisfaction and discharge, defeasance and covenant defeasance will be applicable to a series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.
Satisfaction and Discharge. Each indenture will be satisfied and discharged with respect to a particular series of debt securities issued under that indenture if:
•	we deliver to the trustee all debt securities of that series then outstanding for cancellation; or
•
all outstanding debt securities of that series not delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and, in any such case, we irrevocably deposit with the trustee, as funds in trust for such purpose, cash, certain U.S. government obligations maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash, or a combination of cash and such U.S. government obligations, in an amount sufficient (in the case of U.S. government obligations, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification) to pay and discharge the entire indebtedness for principal of and interest to the date of such deposit (in the case of debt securities which have become due and payable) or for principal, premium, if any, and interest on such debt securities to the date of maturity or redemption, provided that in either case we have paid all other sums payable under that indenture. In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge of the indenture with respect to such series of debt securities have been satisfied.

Legal Defeasance and Covenant Defeasance. The existing indenture provides, and any other indenture will provide, if such provision is made applicable to the debt securities of a series issued under that indenture, that, upon the deposit with the trustee (or other qualifying trustee), as funds in trust for such purpose, of cash or certain U.S. government obligations maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash, or a combination of cash and such U.S. government obligations, in an amount sufficient (in the case of U.S. government obligations, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification) to pay the principal of and premium (if any) and interest on such debt securities, on the scheduled due dates:
•
we may elect to be discharged from our obligations under the applicable indenture with respect to any debt securities of such series and our obligations described under “—Merger and Consolidation” will be terminated with respect to such debt securities; in such case, we will be deemed to have paid and discharged the entire indebtedness represented by such debt securities; however, certain obligations, among others, to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust will survive until all debt securities of such series are no longer outstanding (“legal defeasance”); or

•
we may terminate certain of our obligations under the applicable indenture and the applicable debt securities, in which case the applicable indenture will cease to be of further effect, except that our obligations (i) to pay principal of, premium (if any) and interest on, with respect to any debt securities of such series, (ii) as described under “—Merger and Consolidation,” (iii) to register the transfer or exchange of such debt securities, (iv) to replace temporary or mutilated, destroyed, lost or stolen debt securities, (v) to maintain an office or agency in respect of the debt securities, (vi) to hold moneys for payment in trust (vii) to indemnify the trustee for its services under the applicable indenture, (viii) with respect to any replacement of the trustee, and (ix) the Events of Default described in the third, fourth and sixth bullets under “— Events of Default,” shall not be Events of Default under that indenture with respect to such series, and the trustee, upon our demand, will execute instruments acknowleding satsifaction and discharge under the applicable indenture (“covenant defeasance”).

In the case of legal defeasance or covenant defeasance, a trust may only be established if, among other things, no default or event of default has occurred and is continuing on the date of deposit and we have delivered to the trustee an opinion of counsel (as specified in the applicable indenture) or, in the case of covenant defeasance, an opinion of counsel or a binding tax ruling, in each case to the effect that the holders of the debt securities affected thereby will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance described above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law (including regulations) occurring after the date of the applicable indenture. We also will deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or covenant defeasance, as the case may be, have been complied with.
Modification and Waiver
The existing indenture contains, and any other indenture may contain, provisions permitting us and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the debt securities of a particular series in the following circumstances:
•	to cure any ambiguity, omission, defect or inconsistency as evidenced in an officers’ certificate;
•	to provide for the assumption of our obligations under the applicable indenture by a successor or transferee upon any permitted merger, consolidation or asset transfer;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to provide any security for or guarantees of the securities issued under the applicable indenture or for the addition of an additional obligor on the securities issued under the applicable indenture;
•	to comply with any requirement to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended, if applicable;
•	to add covenants that would benefit the holders of debt securities of the applicable series or to surrender any rights we have under the applicable indenture;
•
to change or eliminate any of the provisions of the applicable indenture, provided that any such change or elimination is not effective with respect to any outstanding debt securities of any series created prior to the execution of the applicable supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities to be issued under the applicable indenture;
•
to facilitate the defeasance and discharge of the debt securities of any series otherwise in accordance with the existing terms of the applicable indenture; provided that any such action does not adversely affect the rights of any holder of outstanding debt securities of any series in any material respect;

•
to issue additional debt securities of any series of debt securities issued under the applicable indenture, provided that such additional debt securities have the same terms as, and are deemed part of the same series as, the applicable series to the extent required under the applicable indenture; and provided further that if the additional debt securities are not fungible with such existing series of debt securities for United States federal income tax purposes, the additional debt securities will have a separate CUSIP number;

•
to evidence and provide for the acceptance of and appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee;

•	to add additional events of default with respect to any series of debt securities issued under that indenture;
•	to make any change that does not adversely affect any outstanding debt securities in any material respect; and
•
to add guarantors with respect to any series of debt securities issued under that indenture, to secure any or all of debt securities of any series or any guarantee of the debt securities, to provide for the addition of an additional obligor on the applicable series of debt securities or confirm and evidence the release, termination or discharge of any guarantee with respect to any series of debt securities issued under that indenture to the extent that such release, termination or discharge is permitted under the terms of the applicable indenture and any applicable supplemental indenture.

We and the trustee under an indenture may otherwise modify that indenture or any supplemental indenture relating to that indenture with the consent of the holders of at least a majority in aggregate principal amount of each series of debt securities affected thereby at the time outstanding, except that no such modifications shall, without the consent of the holder of each debt security affected thereby:
•	reduce the percentage in principal amount of the debt securities of that series, the consent of whose holders is required for any amendment, supplement or waiver;
•	reduce the rate of or change the time for payment of interest on debt securities of that series;
•	reduce the principal of the debt securities of that series or change the stated maturity of the debt securities of that series;
•
reduce any premium payable on the redemption of the debt securities of that series or change the time at which the debt securities of that series may or must be redeemed or alter or waive any of the provisions with respect to the redemption of the debt securities of that series;

•	make payments on the debt securities of that series payable in currency other than as originally stated in such debt securities;
•	impair the holders’ right to institute suit for the enforcement of any payment on the debt securities of that series; or
•	waive a continuing default or event of default regarding any payment on the debt securities of that series.
With respect to any vote of holders of a series of debt securities, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture.
“Street Name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or debt securities or request a waiver.
Subordinated Debt Securities
Although the existing indenture and the forms of senior indenture and subordinated indenture filed as exhibits to the registration statement of which this prospectus is a part are generally similar and many of the provisions discussed above pertain to both senior and subordinated debt securities, there are certain substantive differences between the senior debt securities and subordinated debt securities that we may offer pursuant to this prospectus. This section discusses some of those differences.
Subordination. Subordinated debt securities will be subordinate in right of payment to all senior indebtedness. “Senior indebtedness” is defined to mean, among other things, the principal, premium (if any) and unpaid interest on all present and future (i) indebtedness of the Company for borrowed money (including indebtedness of others guaranteed by us), unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities or it is expressly provided that such obligation is subordinated to other of our indebtedness and obligations.
Terms of Subordinated Debt Securities May Contain Conversion or Exchange Provisions. The applicable prospectus supplement for a particular series of subordinated debt securities will describe the specific terms discussed above that apply to the subordinated debt securities being offered thereby as well as any applicable conversion or exchange provisions.
Modification of an Indenture Relating to Subordinated Debt Securities. Each subordinated indenture may be modified by us and the trustee without the consent of the holders of the subordinated debt securities for one or more of the purposes discussed above under “— Modification and Waiver.” We and the trustee may also modify each subordinated indenture to make provision with respect to any conversion or exchange rights for a given issue of subordinated debt securities.

“Street Name” and Other Indirect Holders
Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This is called holding in “Street Name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in “Street Name,” you should check with your own institution to find out:
•	how it handles payments and notices;
•	whether it imposes fees or charges;
•	how it would handle voting, if applicable;
•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder, as described below; and
•	if applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.
Direct Holders
Our obligations, as well as the obligations of each trustee under the indentures and those of any third parties employed by us or the trustee under each of the indentures, run or will run, as the case may be, only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we and the trustee do not have obligations to you if you hold in “Street Name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities, as described below. For example, once we make payment to the registered holder, we and the trustee have no further responsibility for the payment, even if that holder is legally required to pass the payment along to you as a “Street Name” customer but does not do so.
Global Securities
What is a Global Security? A global security is a special type of indirectly held debt security as described above under “— ‘Street Name’ and Other Indirect Holders.” If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only hold the debt securities in “Street Name.” We would do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a debt security issued in the form of a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether a series of debt securities will be issued only in the form of global securities and, if so, will describe the specific terms of the arrangement with the depositary.
Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.
An investor should be aware that if a series of debt securities is issued only in the form of global securities:
•	the investor cannot have debt securities of that series registered in his or her own name;
•	the investor cannot receive physical certificates for his or her interest in the debt securities of that series;
•
the investor will be a “Street Name” holder and must look to his or her own bank or broker for payments on the debt securities of that series and protection of his or her legal rights relating to the debt securities of that series, as described under “— ‘Street Name’ and Other Indirect Holders”;

•
the investor may not be able to sell interests in the debt securities of that series to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the global security.
Neither we nor the applicable trustee have or will have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. Also, neither we nor the applicable trustee do or will supervise the depositary in any way.
Special Situations When the Global Security Will be Terminated. In limited special situations, a global security will terminate, and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in “Street Name” will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of “Street Name” investors and direct holders in debt securities have been previously described in subsections entitled “— ‘Street Name’ and Other Indirect Holders” and “— Direct Holders.”
The special situations for termination of a global security are:
•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, and we do not appoint a successor depositary;
•	when an Event of Default on the applicable series of debt securities has occurred and has not been cured; and
•	at any time if we decide to terminate a global security.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, only the depositary is responsible for deciding the names of the institutions that will be the initial direct holders.
Form, Exchange, Registration and Transfer
Unless we inform you otherwise in an applicable prospectus supplement, we will issue the debt securities offered pursuant to this prospectus in registered form, without interest coupons, and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not charge a service charge for any registration of transfer or exchange of the debt securities offered pursuant to this prospectus. We may, however, require the payment of any tax or other governmental charge payable for that registration.
Debt securities of any series will be exchangeable for other debt securities of the same series, in the same total principal amount and the same terms but in different authorized denominations in accordance with the terms of the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.
We will appoint the trustee under the applicable indenture as security registrar for the debt securities issued under that indenture. If a prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment with respect to debt securities we may offer under any of the indentures. We may at any time designate additional transfer agents for any series of debt securities.
In the case of any redemption of debt securities offered under this prospectus, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of the notice, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents
Unless we inform you otherwise in the applicable prospectus supplement:
•	payments on a series of debt securities will be made in U.S. dollars by check mailed to the holder’s registered address or, with respect to global securities, by wire transfer;
•	we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment; and
•
the trustee under the applicable indenture will be designated as our paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities under the applicable indenture that remain unclaimed for two years after the date when the payment was due. After payment to us, holders entitled to the money must look to us for payment unless an applicable abandoned property law designates otherwise. In that case, all liability of the trustee or paying agent with respect to that money will cease.
DESCRIPTION OF CAPITAL SECURITIES
Common Stock
We may issue, either separately or together with other securities, including as a part of units, shares of our common stock. Shares of common stock issued as part of units may be attached to or separate from any other securities part of those units. Under our Restated Certificate of Incorporation, as amended to date (our “Restated Certificate of Incorporation”), we are authorized to issue up to 500,000,000 shares of our common stock, par value $.01 per share. As of September 30, 2023, we had 179,160,677 shares of common stock issued and outstanding and had reserved 4,907,166 additional shares of common stock for issuance under our stock compensation plans.
The applicable prospectus supplement relating to an offering of common stock or other securities convertible or exchangeable for, or exercisable into, common stock, or the settlement of which may result in the issuance of common stock, will describe the relevant terms, including the number of shares offered, any initial offering price and market price and dividend information, as well as, if applicable, information on other related securities.
The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following:
•	the Delaware General Corporation Law, as it may be amended from time to time;
•	our Restated Certificate of Incorporation, as it may be amended or restated from time to time; and
•	our Amended and Restated By-Laws (our “By-Laws”), as they may be amended or restated from time to time.
Dividends. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors, out of funds legally available for their payment subject to the rights of holders of our preferred stock.
Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. There are no cumulative voting rights associated with our common stock.
Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.
Miscellaneous. The outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are not entitled to preemptive or redemption rights. There are no sinking fund provisions applicable to the common stock. Shares of common stock are not convertible into shares of any other class of capital stock. Equinity Trust Company is the transfer agent and registrar for the common stock.
Stock Exchange Listing. Our common stock is listed on the New York Stock Exchange and trades under the symbol “WAB.”
Preferred Stock
We may elect to issue shares of our preferred stock from time to time, as described in the applicable prospectus supplement relating to any offering of preferred stock pursuant to this prospectus. We may issue shares of preferred stock separately or as a part of units, and any such shares issued as part of units may be attached to or separate from any other securities part of those units. Shares of our preferred stock may have dividend, redemption, voting and liquidation rights taking priority over our common stock, and shares of our preferred stock may be convertible into our common stock.
Our Restated Certificate of Incorporation expressly authorize our Board of Directors, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series from time to time. In addition, our Board of Directors is authorized to establish from time to time the number of shares to be included in each series of preferred stock and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each series of preferred stock. The authority of our Board of Directors with respect to each series includes, without limitation, determination of the following:
•	the number of shares constituting that series and the distinctive designation of that series;
•
the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, the declaration and payment dates and the payment preference, if any, to dividends payable on any other class or classes or series of stock;

•	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms thereof;
•	whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions thereof;
•	whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions thereof;
•	whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts thereof;
•
the right of the shares of that series to the benefit of conditions and restrictions upon (i) the creation of indebtedness of Wabtec or any subsidiary; (ii) the issue of any additional stock (including additional shares of such series or of any other series); and (iii) the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Wabtec or any subsidiary of, any outstanding stock of Wabtec;

•
the right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of Wabtec and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

•	any other relative, participating, option or other special rights, qualifications, limitations or restrictions of that series.
Our Restated Certificate of Incorporation authorizes our Board of Directors, without further stockholder action, to provide for the issuance of up to 1,000,000 shares of preferred stock, in one or more series. As of the date of this prospectus, 10,000 shares of preferred stock have been designated as Series A Non-Voting Convertible Preferred Stock. As of the date of this prospectus, no shares of preferred stock have been issued.

Special Charter and By-Laws Provisions.
Our Restated Certificate of Incorporation and our By-Laws contain various provisions that may discourage or delay attempts to gain control of Wabtec. For example:
•	our Board of Directors is classified into three classes, with one class elected each year to serve a three-year term;
•
our By-Laws require the Nominating and Corporate Governance Committee to nominate (a) William E. Kassling (so long as Mr. Kassling is able and willing to serve and members of his immediate family and their affiliates collectively and beneficially own at least 50% of the shares of common stock of Wabtec beneficially owned by Mr. Kassling immediately after the closing of the stock purchase transaction governed by the stock purchase agreement dated as of March 5, 1997 and described in the Current Report on Form 8-K filed by Wabtec on April 11, 1997) and (b) Emilio A. Fernandez (so long as Mr. Fernandez is able and willing to serve and Mr. Fernandez and his immediate family and their affiliates collectively and beneficially own at least 50% of the shares of common stock of Wabtec delivered by the Company pursuant to that certain asset purchase agreement dated as of January 23, 1995);

•
except as otherwise provided by applicable law, our Restated Certificate of Incorporation or our By-Laws, our By-Laws may be altered, amended or repealed by the stockholders at any annual or special meeting or by action of the Board of Directors;

•
special meetings of the stockholders may be called at any time by the Chairman of our Board, the Chief Executive Officer, a majority of our Board of Directors or stockholders owning not less than 25% of our capital stock that is issued, outstanding and entitled to vote and may not be called by any other person or persons or in any other manner; and

•	stockholders must provide advance notice if they wish to submit a proposal or nominate candidates for director at our annual meeting of stockholders.
DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
We may offer the offered securities in one or more of the following ways, or any other way set forth in an applicable prospectus supplement from time to time:
•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents;
•	to investors directly in privately negotiated sales or in competitively bid transactions; or
•	to holders of other securities in connection with acquisitions.
The prospectus supplement for each series of securities we sell will describe the offering, including:
•	the name or names of any underwriters;
•	the purchase price and the proceeds to us from that sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any commissions paid to agents;
•	the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Underwriters
If underwriters are used in a sale, we will execute an underwriting agreement with them regarding those securities. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters must purchase all of these securities if any are purchased.
The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the applicable prospectus supplement will state that this is the case and will describe the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.
In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment transactions, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:
•	Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters.
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.
•
Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker/dealer are repurchased in a covering transaction to cover short positions.

These over-allotment transactions, stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.
Agents
We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.
Direct Sales
We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.
In addition, debt securities described in this prospectus may be issued upon the exercise of warrants or the settlement of purchase contracts or units.
Indemnification
We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments that these underwriters, dealers or agents may be required to make.
No Assurance of Liquidity
The securities we offer may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

LEGAL MATTERS
Unless indicated otherwise in an applicable prospectus supplement, the validity of the issuance of the offered securities will be passed upon for us by Jones Day. Certain matters pertaining to the laws of the State of Nevada will be passed upon for us by Snell & Wilmer L.L.P.
EXPERTS
The consolidated financial statements of Westinghouse Air Brake Technologies Corporation appearing in Westinghouse Air Brake Technologies Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Westinghouse Air Brake Technologies Corporation’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:
SEC registration fee	$ *
Legal fees and expenses	**
Accounting fees and expenses	**
Trustee’s fees and expenses	**
Printing and engraving fees	**
Miscellaneous	**
Total	$ *
*	In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee required in connection with this registration statement.
**
The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
1. Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
To the extent that a former or present director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:
(1)	by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; or
(2)	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or
(3)	if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion; or
(4)	by the stockholders.
Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.
2. Section 102(b)(7) of the DGCL. Section 102(b)(7) of the DGCL provides that a corporation may set forth in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL regarding the unlawful payment of dividends or approval of unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective (in the case of Wabtec, October 19, 1989). As noted in paragraph 3 below, Wabtec’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), includes a provision contemplated by Section 102(b)(7) of the DGCL.
3. Restated Certificate of Incorporation Provision on Liability of Directors. The Restated Certificate of Incorporation provides that no Wabtec director shall be personally liable to Wabtec or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Wabtec or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transactions from which a director derived an improper personal benefit.
4. Indemnification By-Law. Section 1 of Article VIII of Wabtec’s Amended and Restated By-Laws (the “By-Laws”) provides that Wabtec shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Wabtec) by reason of the fact that he is or was a director or officer of Wabtec, or is or was a director or officer of the Wabtec enterprise, against expenses (including attorneys’ fees), payments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Wabtec, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by payment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Wabtec, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2 of Article VIII of the By-Laws provides that Wabtec shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Wabtec to procure a judgment in its favor by reason of the fact that he is or was a director or officer of Wabtec, or is or was a director or officer of Wabtec serving at the request of Wabtec as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Wabtec; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Wabtec unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3 of Article VIII of the By-Laws provides that any indemnification under Article VIII (unless ordered by a court) shall be made by Wabtec only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of Article VIII, as the case may be. Such determination shall be made (i) by a majority of the vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of Wabtec has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
Section 8 of Article VIII of the By-Laws provides that Wabtec may purchase or maintain insurance on behalf of any person who is or was a director or officer of Wabtec, or is or was a director of Wabtec serving at the request of Wabtec as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Wabtec would have the right or obligation to indemnify him against such liability.
5. Director and Officer Liability Insurance. Wabtec maintains director and officer liability insurance covering its directors and officers with respect to certain liabilities which they may incur in connection with their serving as such.

Item 16.	Exhibits.
The following Exhibits are filed as part of this Registration Statement:
	Exhibit Number	Description
*	1.1	Form of Underwriting Agreement.

*	1.2	Form of Distribution Agreement.

	4.1
Indenture, dated August 8, 2013, by and between the Company and Wells Fargo, Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on August 8, 2013).

	4.2
First Supplemental Indenture, dated as of August 8, 2013, by and between Westinghouse Air Brake Technologies Corporation and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on August 8, 2013)

	4.3
Second Supplemental Indenture, dated as of November 3, 2016, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on November 3, 2016).

	4.4
Third Supplemental Indenture, dated as of November 3, 2016, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on November 3, 2016).

	4.5	Form of 3.450 % Senior Note due 2026 (included in Exhibit 4.4).

	4.6
Fourth Supplemental Indenture, dated as of February 9, 2017, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.9 to Westinghouse Air Brake Technologies Corporation’s Annual Report on Form 10-K filed on February 28, 2017).

	4.7
Fifth Supplemental Indenture, dated as of April 28, 2017, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 10-Q filed on May 4, 2017).

	4.8
Sixth Supplemental Indenture, dated as of June 21, 2017, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-4 filed by Westinghouse Air Brake Technologies Corporation on July 19, 2017).

	4.9
Seventh Supplemental Indenture, dated as of June 8, 2018, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.10 to Westinghouse Air Brake Technologies Corporation’s Quarterly Report on Form 10-Q filed on July 31, 2018).

	4.10
Eighth Supplemental Indenture, dated as of June 29, 2018, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.11 to Westinghouse Air Brake Technologies Corporation’s Quarterly Report on Form 10-Q filed on July 31, 2018).

	Exhibit Number	Description
	4.11
Ninth Supplemental Indenture, dated as of September 14, 2018, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on September 14, 2018).

	4.12	Form of 4.15% Senior Note due 2024 (included in Exhibit 4.11).

	4.13	Form of 4.70% Senior Note due 2028 (included in Exhibit 4.11).

	4.14
Tenth Supplemental Indenture, dated as of June 6, 2019, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Westinghouse Air Brake Technologies Corporation’s Quarterly Report on Form 10-Q filed on August 1, 2019).

	4.15
Eleventh Supplemental Indenture, dated as of June 29, 2020, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.4 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on June 29, 2020).

	4.16	Form of 3.200% Senior Note due 2025 (included in Exhibit 4.15).

	4.17
Base Indenture, dated as of June 3, 2021, among Wabtec Transportation Netherlands B.V., as issuer, Westinghouse Air Brake Technologies Corporation, as guarantor, and U.S. Bank National Association, as Trustee.

	4.18
First Supplemental Indenture, dated as of June 3, 2021, among Wabtec Transportation Netherlands B.V., as issuer, Westinghouse Air Brake Technologies Corporation, as guarantor, and U.S. Bank National Association, as Trustee

	4.19	Form of 1.250% Notes due 2027 (included in Exhibit 4.18).

+	4.20	Form of Indenture for Senior Debt.

+	4.21	Form of Senior Debt Security (included as part of Exhibit 4.1 and Exhibit 4.20).

+	4.22	Form of Indenture for Subordinated Debt.

+	4.23	Form of Subordinated Debt Security (included as part of Exhibit 4.22).

*	4.24	Form of Warrant Agreement.

*	4.25	Form of Warrant Certificate.

*	4.26	Form of Deposit Agreement.

*	4.27	Form of Depositary Receipt.

*	4.28	Form of Purchase Contract Agreement.

*	4.29	Form of Purchase Contract Security.

*	4.30	Form of Purchase Unit Agreement.

*	4.31	Form of Purchase Unit Certificate.

	Exhibit Number	Description
	4.32	Form of Certificate of Common Stock (incorporated by reference to Exhibit 5 to the Registration Statement on Form 8-A filed by Westinghouse Air Brake Technologies Corporation on May 19, 1995). (P)

*	4.33	Form of Certificate of Preferred Stock.

*	4.34	Form of Guarantee.

+	5.1	Opinion of Jones Day.

+	5.2	Opinion of Snell & Wilmer L.L.P.

+	23.1	Consent of Ernst & Young LLP.

	23.2	Consent of Jones Day (included as part of Exhibit 5.1).

	23.3	Consent of Snell & Wilmer L.L.P. (included as part of Exhibit 5.2).

	24.1	Powers of Attorney (included on signature pages).

+	25.1
Form T-1 Statement of Eligibility of Trustee under the Indenture, dated August 8, 2013, by and between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo, National Association), as Trustee.

+	25.2	Form T-1 Statement of Eligibility of Senior Debt Indenture Trustee.

+	25.3	Form T-1 Statement of Eligibility of Subordinated Debt Indenture Trustee.

+	107	Filing Fee Table
*	To be filed either by amendment to this Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
+	Filed herewith.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 8, 2023.
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ John A. Olin
Name:	John A. Olin
Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each of the undersigned directors and officers of Westinghouse Air Brake Technologies Corporation, a Delaware corporation, do hereby constitute and appoint John A. Olin, David L. DeNinno and Kristine A. Carpenter, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Rafael Santana	President and Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2023
Rafael Santana

/s/ John A. Olin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 8, 2023
John A. Olin

/s/ John A. Mastalerz	Senior Vice President and Principal Accounting Officer (Principal Accounting Officer)	November 8, 2023
John A. Mastalerz

/s/ Albert J. Neupaver	Chairman of the Board	November 8, 2023
Albert J. Neupaver

/s/ Beverley Babcock	Director	November 8, 2023
Beverley Babcock

/s/ Linda A. Harty	Director	November 8, 2023
Linda A. Harty

/s/ Lee Banks	Director	November 8, 2023
Lee Banks

SIGNATURE	TITLE	DATE
/s/ Byron Foster	Director	November 8, 2023
Byron Foster

/s/ Brian P. Hehir	Director	November 8, 2023
Brian P. Hehir

/s/ William E. Kassling	Director	November 8, 2023
William E. Kassling

/s/ Ann R. Klee	Director	November 8, 2023
Ann R. Klee

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 8, 2023.
GE TRANSPORTATION, A WABTEC COMPANY

By:	/s/ John A. Mastalerz
Name:	John A. Mastalerz
Title:	Vice President and Treasurer
POWER OF ATTORNEY
Each of the undersigned directors and officers of GE Transportation, a Wabtec Company, a Delaware corporation, do hereby constitute and appoint John A. Olin, David L. DeNinno and Kristine A. Carpenter, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ John A. Mastalerz	Vice President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	November 8, 2023
John A. Mastalerz

/s/ John A. Olin	Director	November 8, 2023
John A. Olin

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 8, 2023.
RFPC HOLDING CORP.

By:	/s/ John A. Mastalerz
Name:	John A. Mastalerz
Title:	Vice President, Treasurer
POWER OF ATTORNEY
Each of the undersigned directors and officers of RFPC Holding Corp., a Delaware corporation, do hereby constitute and appoint John A. Olin, David L. DeNinno and Kristine A. Carpenter, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Michael Fetsko	President (Principal Executive Officer)	November 8, 2023
Michael Fetsko

/s/ John A. Mastalerz	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 8, 2023
John A. Mastalerz

/s/ Kamini Patel	Director	November 8, 2023
Kamini Patel

/s/ David M. Seitz	Director	November 8, 2023
David M. Seitz

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 8, 2023.
TRANSPORTATION IP HOLDINGS, LLC

By:	/s/ Eric Gebhardt
Name:	Eric Gebhardt
Title:	President
POWER OF ATTORNEY
Each of the undersigned directors and officers of Transportation IP Holdings, LLC, a Delaware limited liability company, do hereby constitute and appoint John A. Olin, David L. DeNinno and Kristine A. Carpenter, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE		TITLE	DATE
/s/ Eric Gebhardt		President (Principal Executive Officer)	November 8, 2023
Eric Gebhardt

/s/ Tom Connolly		Vice President, Taxes (Principal Financial Officer and Principal Accounting Officer)	November 8, 2023
Tom Connolly

GE Transportation, a Wabtec Company
By:	/s/ John A. Mastalerz	Member	November 8, 2023
John A. Mastalerz Vice President and Treasurer

Transportation Systems Services Operations, Inc.
By:	/s/ David Seitz	Member	November 8, 2023
David Seitz Assistant Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 8, 2023.
TRANSPORTATION SYSTEMS SERVICES OPERATIONS INC.

By:	/s/ Pascal Schweitzer
Name:	Pascal Schweitzer
Title:	President
POWER OF ATTORNEY
Each of the undersigned directors and officers of Transportation Systems Services Operations Inc., a Nevada corporation, do hereby constitute and appoint John A. Olin, David L. DeNinno and Kristine A. Carpenter, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Pascal Schweitzer	President and Director (Principal Executive Officer)	November 8, 2023
Pascal Schweitzer

/s/ John A. Mastalerz	Vice President, Finance and Director (Principal Financial Officer and Principal Accounting Officer)	November 8, 2023
John A. Mastalerz

/s/ Alicia Hammersmith	Director	November 8, 2023
Alicia Hammersmith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 8, 2023.
WABTEC COMPONENTS LLC

By:	/s/ John A. Mastalerz
Name:	John A. Mastalerz
Title:	Vice President, Finance
POWER OF ATTORNEY
Each of the undersigned directors and officers of Wabtec Components LLC, a Delaware limited liability company, do hereby constitute and appoint John A. Olin, David L. DeNinno and Kristine A. Carpenter, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Michael Fetsko	President (Principal Executive Officer)	November 8, 2023
Michael Fetsko

/s/ John A. Mastalerz	Vice President, Finance and Director (Principal Financial Officer and Principal Accounting Officer)	November 8, 2023
John A. Mastalerz

/s/ David M. Seitz	Director	November 8, 2023
David M. Seitz

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 8, 2023.
WABTEC HOLDING, LLC

By:	/s/ John A. Mastalerz
Name:	John A. Mastalerz
Title:	Vice President & Treasurer
POWER OF ATTORNEY
Each of the undersigned directors and officers of Wabtec Holding, LLC., a Delaware limited liability company, do hereby constitute and appoint John A. Olin, David L. DeNinno and Kristine A. Carpenter, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ John A. Mastalerz	Vice President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	November 8, 2023
John A. Mastalerz

/s/ David DeNinno	Director	November 8, 2023
David DeNinno

/s/ Kamini Patel	Director	November 8, 2023
Kamini Patel

/s/ David M. Seitz	Director	November 8, 2023
David M. Seitz

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 8, 2023.
WABTEC RAILWAY ELECTRONICS HOLDINGS, LLC

By:	/s/ Nalin Jain
Name:	Nalin Jain
Title:	President
POWER OF ATTORNEY
Each of the undersigned directors and officers of Wabtec Railway Electronics Holdings, LLC, a Delaware limited liability company, do hereby constitute and appoint John A. Olin, David L. DeNinno and Kristine A. Carpenter, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Nalin Jain	President and Director (Principal Executive Officer)	November 8, 2023
Nalin Jain

/s/ Nikhar Juneja	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	November 8, 2023
Nikhar Juneja

/s/ Scott Horning	Director	November 8, 2023
Scott Horning

/s/ David M. Seitz	Director	November 8, 2023
David M. Seitz

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on November 8, 2023.
WABTEC TRANSPORTATION SYSTEMS, LLC

By:	/s/ Alicia Hammersmith
Name:	Alicia Hammersmith
Title:	President
POWER OF ATTORNEY
Each of the undersigned directors and officers of Wabtec Transportation Systems, LLC, a Delaware limited liability company, do hereby constitute and appoint John A. Olin, David L. DeNinno and Kristine A. Carpenter, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE		TITLE	DATE
/s/ Alicia Hammersmith		President (Principal Executive Officer)	November 8, 2023
Alicia Hammersmith

/s/ Tiago Fernandes		Vice President Finance (Principal Financial and Principal Accounting Officer)	November 8, 2023
Tiago Fernandes

GE Transportation, a Wabtec Company
By:	/s/ John A. Mastalerz	Sole Member	November 8, 2023
John A. Mastalerz Vice President and Treasurer